Exhibit 16.1

April 6, 2015

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Perk International, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated April 6, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

1660 Highway 100 South

Suite 500

St. Louis Park, Minnesota 55416

630.277.2330